                    SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934
                       (Amendment No. __)


Filed by the Registrant    /X/
Filed by a Party other than the Registrant    /   /

Check the appropriate box:
/   /    Preliminary Proxy Statement
/   /    Confidential, For Use of the Commission Only (as
         permitted by Rule 14a-6(e)(2))
/ X /    Definitive Proxy Statement
/   /    Definitive Additional Materials
/   /    Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

             Alliance Global Environment Fund, Inc.
-------------------------------------------------------------
        (Name of Registrant as Specified in Its Charter)

----------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
/ X /    No fee required
/   /    Fee computed on table below per Exchange Act Rule 14a-
         6(i)(1) and 0-11.

              (1)  Title of each class of securities to which
                   transaction applies:
-----------------------------------------------------------------
              (2)  Aggregate number of securities to which
                   transaction applies:

----------------------------------------------------------------
              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

----------------------------------------------------------------
              (4)  Proposed maximum aggregate value of
                   transaction:

----------------------------------------------------------------
              (5)  Total fee paid:

----------------------------------------------------------------
/   /    Fee paid previously with preliminary materials.

/   /    Check box if any part of the fee is offset as provided
by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                   (1)  Amount Previously Paid:

                   (2)  Form, Schedule or Registration Statement
                        No.:

                   (3)  Filing Party:

                   (4)  Date Filed:

             ALLIANCE GLOBAL ENVIRONMENT FUND, INC.

                   1345 Avenue of the Americas
                    New York, New York  10105
                    Toll Free (800) 221-5672


                                                   March 22, 2000


    To the Stockholders of Alliance Global Environment Fund,
Inc.:

    The accompanying Notice of Special Meeting and Proxy
Statement relate to a proposal that the Fund be dissolved.


    The Fund currently has under $9 million in assets and has been in continuous net redemption since its open-ending in October 1997. The Fund's Adviser has concluded that it is not possible for the Fund to attain significant asset growth under current and foreseeable market conditions. From an investment perspective, the Fund's small size, and the need to meet redemptions as the Fund continues to shrink increasingly limit the portfolio manager's ability to add value through diversification, stock selection and asset allocation. Under these circumstances, the Fund's Board of Directors, after considering the recommendation of the Fund's Adviser, concluded that the interests of the Fund's stockholders would be better served by deploying their assets into other investment vehicles and approved, and recommends to the Fund's stockholders, a proposal for the liquidation and dissolution of the Fund.


    The Fund's Board of Directors has approved the dissolution and recommends that you approve the liquidation and dissolution of the Fund by voting your proxy.


    We welcome your attendance at the Special Meeting of Stockholders. If you are unable to attend, we encourage you to vote your proxy promptly in order to spare additional proxy solicitation expense.


                             Sincerely yours,



                             John D. Carifa
                             Chairman of the Board of Directors

[Alliance Capital Logo]*

              ALLANCE GLOBAL ENVIRONMENT FUND, INC.
_________________________________________________________________

1345 Avenue of the Americas, New York, New York  10105
Toll Free (800)221-5672
_________________________________________________________________


            NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          May 18, 2000

To the Stockholders of Alliance Global Environment Fund, Inc.:


    Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of Alliance Global Environment Fund, Inc. (the "Fund") will be held at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105, on Thursday, May 18, 2000 at 11:00 a.m., for the following purposes, all of which are more fully described in the accompanying Proxy Statement dated March 22, 2000:



    1. To approve the liquidation and dissolution of the Fund, as described in the Plan of Liquidation and Dissolution approved by the Board of Directors of the Fund, which provides for the sale of all of the assets of the Fund, the distribution to the stockholders in cash of the net proceeds from the sale of assets in complete liquidation of their interests in the Fund, and the subsequent dissolution of the Fund under Maryland law (the "Proposal"); and


    2. To transact such other business as may properly come before the Meeting.

    The Board of Directors has fixed the close of business on March 17, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Directors.

                        By Order of the Board of Directors,


                        Edmund P. Bergan, Jr.
                        Secretary

New York, New York
March 22, 2000



_________________________________________________________________

                     YOUR VOTE IS IMPORTANT

    Please indicate your voting instructions on the enclosed Proxy Card, sign and date it, and return it in the envelope provided, which needs no postage if mailed in the United States. You may also be able to vote by telephone or via the Internet as described in the accompanying Proxy Statement. Your vote is very important no matter how many shares you own. In order to save any additional costs of further proxy solicitation and to allow the Special Meeting to be held as scheduled, please vote your proxy promptly.

_________________________________________________________________


   *This registered service mark used under license from the owner, Alliance Capital Management L.P.

                         PROXY STATEMENT

             ALLIANCE GLOBAL ENVIRONMENT FUND, INC.

                   1345 Avenue of the Americas
                    New York, New York 10105

                        _________________

                 SPECIAL MEETING OF STOCKHOLDERS

                          May 18, 2000
                       ___________________

                          INTRODUCTION


    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Alliance Global Environment Fund, Inc., a Maryland corporation (the "Fund"), to be voted at a Special Meeting of Stockholders of the Fund (the "Meeting"), to be held at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105, on Thursday, May 18, 2000 at 11:00 a.m. The solicitation will be by mail and the cost will be borne by Alliance Capital Management L.P., the investment adviser to the Fund (the "Adviser"). The Notice of Meeting, this Proxy Statement and the accompanying Proxy Card are being mailed to stockholders on or about March 22, 2000.



    The Board of Directors has fixed the close of business on March 17, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any postponement or adjournment thereof. The outstanding voting shares of the Fund as of that date consisted of a total of 1,353,117 shares of common stock, each share being entitled to one vote, consisting of 1,272,996 Class A shares, 51,048 Class B shares, 28,076 Class C shares and 996 Advisor Class shares.



    Those stockholders who hold shares directly and not through a broker or nominee (that is, a stockholder of record) may vote their shares by completing a Proxy Card and returning it by mail in the enclosed postage-paid envelope as well as either by telephoning toll free 1-800-597-7836 or via the Internet website at https://vote.proxy-direct.com. Shares held for a stockholder through a broker or nominee (who is the stockholder of record for those shares) should be voted by following the instructions provided to the stockholder by the broker or nominee. The telephone and Internet voting instructions to be followed by a stockholder of record, including use of the Control Number on the stockholders Proxy Card, are designed to verify stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholder instructions have been recorded properly. The telephone and Internet voting facilities will close at 8:00 a.m. on the morning of the Meeting. Stockholders who vote by telephone or via the Internet should not also return a Proxy Card. Stockholders who vote via the Internet should be aware that they are responsible for any applicable telecommunication and access charges. A stockholder of record may revoke that stockholder's proxy at any time prior to exercise thereof by giving written notice to the Secretary of the Fund at 1345 Avenue of the Americas, New York, New York 10105, by voting another proxy (either by signing and mailing another Proxy Card or, by telephone or via the Internet as indicated above), or by personally voting at the Meeting.



    Proxies may be returned with instructions to abstain from voting or withhold authority to vote (an "abstention") or represent a broker "non-vote" (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have the discretionary power to vote). The Proposal requires the affirmative vote of a majority of the total outstanding shares of the Fund. An abstention or broker non-vote will be considered present for purposes of determining the existence of a quorum for the Meeting but will have the effect of a vote against the Proposal.


    A quorum for the Meeting will consist of the presence in person or by proxy of the holders of one-third of the shares entitled to vote at the Meeting. In the event that a quorum is not represented at the Meeting or, even if a quorum is so present, in the event that sufficient votes in favor of the position recommended by the Board of Directors on the Proposal are not timely received, the persons named as proxies may propose and vote for one or more adjournments of the Meeting with no other notice than announcement at the Meeting, in order to permit further solicitation of proxies. Shares represented by proxies indicating a vote against the Proposal will be voted against adjournment.

    The Fund has engaged Shareholder Communications Corporation,
17 State Street, New York, New York 10004, to assist the Fund in soliciting proxies for the Meeting. Shareholder Communications

Corporation will receive a fee of $3,500 from the Adviser for its solicitation services, plus reimbursement of out-of-pocket expenses.

                          THE PROPOSAL

    At a February 28, 2000 Special Meeting, the Board of Directors of the Fund (the "Board") considered and approved the recommendation of the Adviser that the Fund be liquidated and dissolved (the "Dissolution") and approved the Plan of Liquidation and Dissolution (the "Plan"). A copy of the Plan is attached as Exhibit A to this Proxy Statement. In accordance with Maryland Law, the Board adopted a resolution declaring the Dissolution advisable and directed that the proposed Dissolution be submitted to the stockholders of the Fund for approval. A vote in favor of the Dissolution is a vote in favor of the Plan.

    The Board recommends that the stockholders of the Fund vote
"FOR" the Proposal.

    Background

    The Fund is a non-diversified management investment company organized as a Maryland corporation which commenced operations on June 1, 1990 as a closed-end management investment company and on October 3, 1997 converted to an open-end management investment company (an "open-end fund"). The Fund's investment objective is long-term capital appreciation through investment in equity securities of companies expected to benefit from advances or improvements in products, processes or services intended to foster the protection of the environment. The Fund is described in its Prospectus and Statement of Additional Information, each dated February 2, 2000.

    The assets of the Fund have declined continuously since it became an open-end fund. Based upon the information presented to the Board and the Adviser's recommendation as discussed below, the Board believes that liquidation and dissolution of the Fund would be in the best interest of the stockholders. Based on the Adviser's recommendations and the reasons presented to the Directors, the Board declared the dissolution of the Fund to be advisable, adopted the Plan and determined that the dissolution be submitted to the stockholders of the Fund for their consideration.

    Considerations of the Board and Its Recommendation

    In making its recommendation to the Board, the Adviser explained that the Fund's total assets have fallen from a high of just over $100 million before its open-ending, to approximately
$8.7 million as of December 31, 1999. The Fund has not experienced any appreciable sales since its open-ending and continues to experience net redemptions.

    The Adviser informed the Board that, after considering and pursuing many different possible avenues for wider distribution of the Fund's shares, the Adviser, together with the Fund's principal underwriter, Alliance Fund Distributors, Inc. ("AFD"), determined that significant asset growth for this Fund is not possible under current and foreseeable market conditions. The Adviser and AFD concluded that the Fund's continued asset erosion is symptomatic of the overall lack of broker and investor interest in the environmental sector and that this situation is unlikely to change in the foreseeable future. The Adviser noted that there are only two other purely environmental funds in the entire universe of fund groupings maintained by Lipper Inc., and that, as evidenced in the following table, each of these funds is also small and has experienced asset erosion during recent years.

                             Total Assets
                             (in millions)


                 December 31,1996December 31, 1997December 31, 1998December 31, 1999
Alliance Global
 Environment Fund     $96.3         $33.4          $11.2           $8.7
Fidelity Select
 Environmental
 Services Portfolio    28.1          26.6           17.9           11.9
New Alternatives
  Fund, Inc.           35.5          37.9           33.0           32.5


    The Adviser informed the Board that, from an investment perspective, the Fund's small size and the need to meet continuing net redemptions will begin to limit the portfolio manager's ability to add value through diversification, stock selection and asset allocation. For these reasons, the Adviser and AFD expressed their view that the interests of the Fund's stockholders would benefit by deploying their assets into investment vehicles other than the Fund.


    In making their recommendation to the Board, the Adviser and AFD noted that the Fund currently operates under the Adviser's agreement (through October 31, 2000) to waive its fee and reimburse other expenses to the extent necessary to limit Fund operating expenses to 3.00%, 3.70%, 3.70% and 2.70% for the Fund's Class A, B, C, and Advisor Class shares, respectively. Absent this agreement, the Fund's expenses as of February 1, 2000, would have been 5.12%, 5.90%, 5.83% and 4.86% of the Fund's

Class A, B, C and Advisor Class shares, respectively. Since the principal purpose of fee waivers is to allow funds to grow to the point at which they can support their own operations unaided, and since the Adviser has concluded that the Fund will not reach that point of independence, the Adviser informed the Board that it was reluctant to continue its subsidy beyond the present term of the fee waiver agreement.

    Before making their recommendation to the Board, the Adviser and AFD considered and discussed with the Directors alternatives to the Dissolution, including the possibility of the Fund's consolidation with another Alliance Capital-sponsored equity fund. The Adviser stated, however, that the Fund's focused environmental portfolio is not suitable for incorporation into any other of the more broadly based Alliance Capital-sponsored equity funds.

    The Adviser and AFD also expressed to the Board their belief that the Dissolution would better serve the interests of stockholders than an acquisition by either of the two non-Alliance managed environmental funds, for a number of reasons. As is evidenced by the following table, the Adviser noted that the investment performance of each of these funds has not been as good as the Fund's investment performance over the five years ended December 31, 1999. While a merger with another environmental fund would likely be tax-free for the Fund's stockholders, the Adviser did not consider it appropriate to recommend a merger of the Fund into another fund with long-term investment performance that is less attractive than that of the Fund and considered that it was unlikely that stockholders would find such an option as attractive as the Dissolution.

                             Average Annual Total Returns -
                        Class A Shares at Net Asset Value

                                 Year Ended     Five Years Ended
                              December 31, 1999 December 31, 1999
Alliance Global Environment
  Fund                              5.21%             12.73%
Fidelity Select Environmental
  Services Portfolio              -25.78%              1.15%
New Alternatives Fund, Inc.         8.47%              7.98%


    The Adviser also noted that, unlike the Fund, neither of these two funds pays Rule 12b-1 or other stockholder servicing fees to brokers that are designed to encourage continued investment in the Fund. In this connection, the Adviser informed the Board of Directors that the principal brokers whose clients own Fund shares do not maintain significant relationships with the complexes sponsoring these two funds and that these brokers require compensation for the level of stockholder servicing that they provide to their clients who own Fund shares. The Adviser therefore believes that it is highly unlikely that many, if any, of the Fund's stockholders would remain after a merger and that as a result, it was unlikely that either of these funds would even consider an acquisition of the Fund.


    In addition, the Directors considered that stockholders who wish to remain in an "environmental only" fund could always purchase shares of these funds with the proceeds from the liquidation of the Fund. In this connection, the Board adopted the recommendation of AFD that the Fund waive the imposition of any otherwise applicable contingent deferred sales charges described in the Fund's prospectus with respect to the redemption of the Fund's Class B or Class C shares in connection with the Dissolution. The Adviser believes the Dissolution would enable brokers and stockholders who wish to reinvest their proceeds from the Dissolution in other Alliance Capital-sponsored mutual funds, or other load-fund families, to do so.

    Plan of Liquidation and Dissolution


    The Plan provides that proportionate interests of the stockholders in the assets of the Fund will be fixed on the basis of their respective shareholdings at the close of business on the day of approval of the Proposal by the stockholders of the Fund (the "Effective Date"). The Fund will cease its business as an investment company on the Effective Date, and as soon as practicable all portfolio securities of the Fund will then be converted to cash or cash equivalents and all reasonably ascertainable liabilities paid. Pursuant to the Plan, the Fund will thereafter mail to each stockholder of record on the Effective Date one or more liquidating distributions equal in the aggregate to the stockholder's proportionate interest in the net assets of the Fund attributable to the portfolio securities of the Fund that were liquidated prior to the date of distribution.


    The Plan provides that the expenses incurred in connection with the Dissolution (other than the Fund's portfolio liquidation costs), estimated to be approximately $50,000, will be borne by the Adviser. The Adviser believes that there will be virtually no transaction costs associated with the Dissolution. The Plan also authorizes the Board, in its discretion, to do any and all acts necessary to carry out the purposes of the Plan or which may be required by the provisions of Maryland law, the Investment Company Act of 1940 or the Securities Act of 1933.

    In the event the stockholders of the Fund do not approve the Proposal, the Board will continue to search for some alternative for the Fund. If the Proposal is not approved, there can be no assurance that the Adviser will agree to continue the limitation on Fund operating expenses described above, and therefore the Fund's expense ratio may significantly increase.



    Certain Federal Income Tax Consequences

    The following is a summary of the principal United States federal income tax consequences of the Plan. The summary does not address all tax consequences that may apply to stockholders in light of their status or personal circumstances, nor does it address tax consequences to stockholders subject to special tax treatment, including corporations, trusts, estates, tax exempt persons (including qualified retirement plans and individual retirement accounts) non-resident aliens or dealers in securities. All stockholders should consult with their own tax advisers regarding the tax consequences, including the state, local or foreign tax consequences, of the Plan in their particular situations.

    For federal income tax purposes, the payment of liquidating distributions will be a taxable event to the Fund's stockholders, and each stockholder will be treated as having sold Fund shares for an amount equal to the liquidating distribution(s) the stockholder receives. A stockholder will recognize a gain (or loss) to the extent that the amount of the liquidating distribution(s) is greater than (or less than) the stockholder's tax basis in Fund shares. The gain or loss will be a capital gain or loss if the shares are held by the stockholder as capital assets. A stockholder's capital gain or loss will be long-term capital gain or loss if the stockholder has held the shares for more than one year at the time of the distribution, and otherwise short-term capital gain or loss.


    The Fund may realize capital gains, either short-term or long-term, upon the sale of its portfolio securities. As of March 7, 2000, the Fund had realized and unrealized capital gains totaling approximately 21% of its net asset value of which approximately 3/4ths were long-term. The Fund has no capital loss carryforwards. In order to avoid tax payable by the Fund on its realized capital gains, the Fund as a "regulated investment company" is required to distribute its realized gains to its stockholders annually. Pursuant to a special federal income tax rule applicable for liquidating distributions, if the Fund makes its liquidating distributions by December 31, 2000, as anticipated, the federal tax law would allow the Fund to characterize a portion of its liquidating distributions as satisfying this annual distribution requirement (rather than making a separate distribution of those gains). A stockholder who has held Fund shares for more than one year would therefore receive long-term capital gain treatment (rather than dividend treatment, as would be the case if a separate distribution were made) with respect to the stockholder's share of the Fund's short-term capital gains that are part of the liquidating distributions. This treatment is permissible only if, as the Fund expects to be the case, ownership of the Fund's shares is not concentrated in a manner such that the Fund would be considered a "personal holding company."


    The Fund generally will be required to withhold tax at the rate of 31% from liquidating distributions paid to individuals and certain other non-corporate stockholders who have not previously certified to the Fund that their social security number or taxpayer identification number provided to the Fund is correct and that the stockholder is not subject to backup withholding.

                          OTHER MATTERS

    No matter other than the Proposal is expected to be presented at the Meeting. If any other matter properly comes before the Meeting to be voted upon by the stockholders, the shares represented by proxies will be voted thereon in the discretion of the person or persons voting the proxies.

              SECURITY OWNERSHIP BY CERTAIN OWNERS

    To the knowledge of the Fund, the following persons owned of record or beneficially 5% or more of the indicated classes of the outstanding shares of the Fund as of March 17, 2000:


Class A Shares                         Shares            Percent

Nomura International Trust Co.
  Att. Agent Department
  10 Exchange Place Ste 1606
  Jersey City, NJ 07302-3910           165,700           13.01%

Canal Insurance Company
  Register Ship Account
  Attn Rick Timmons
  Box 7
  Greenville, SC 29602-0007            166,609           13.08%

Class B Shares                         Shares            Percent

MLPF&S
  For the Sole Benefit of Its Customers
  Attn Fund Admin (97SA5)
  4800 Deer Lake Dr. East 2nd Flr.
  Jacksonville, FL 32246-6484          7,222             14.15%

Bear Stearns Securities Corp.
  FBO 486-86679-18
  1 Metrotech Center North
  Brooklyn, NY 11207-3870              3,621             7.09%

NFSC FEBO #W60-029270
  Davida C. Johns
  c/o James Hayes
  4417 Powells Point Rd.
  Virginia Bch, VA 23455-2113          3,772             7.39%

  NFSC FEBO #W82-002852
  Stephen J. O'Dell Ttee
  Stephen J. O'Dell Rev Living Tr
  U/A 7/19/99
  PO Box 931
  Tempe, AZ 85280-0931                 3,120             6.11%

PAINEWEBBER FBO
  Keith Holt & Jean Holt JTTEN Com
  41 Old Ln
  Towaco, NJ 07082-1229                4,295             8.41%

Class C Shares

First Trust Corp.
  Joan R. Kohman IRA #612414
  DTD 8-3-93
  PO Box 173301
  Denver, CO 80217-3301                3,108             11.07%

Lynda L. Arnold
  10222 Westport Ct.
  Wichita, KS 67212-6717               2,758             9.82%

Alliance Plans Div/F.T.C
  C/F William E Murphy IRA
  Rollover Account
  2025 Columbine
  Wichita, KS 67204-5403               8,274             29.47%

                                       Shares            Percent

Shirley M. Griffing
  16690 SW 160th Street
  Rose Hill, KS 67133-8584             3,629             12.93%

Mildred G. Griffin TOD
  Martha T. Bratton & John B. Tennant Jr.
  Subject to STA TOT Rules
  119 Belaire Dr.
  Danville, VA 24541-5111              4,313             15.36%

Advisor Class

Alliance Plans DIV/FTC
  C/F Michael J. Ferry
  Roth IRA
  5109 Fairview Terrace Apt. 2
  West New York, NJ 07093-3504         138               13.94%

Alan J. Stoga
  163 LaBranche Rd
  Hillsdale, NY 12529-5713             839               84.27%



                     ADDITIONAL INFORMATION

    Investment Adviser, Administrator and Principal Underwriter

    The Fund's investment adviser and administrator is Alliance Capital Management L.P. The Fund's principal underwriter is Alliance Fund Distributors, Inc. The principal office of the adviser, administrator and principal underwriter is 1345 Avenue of the Americas, New York, New York 10105.

    Auditors

    Ernst & Young LLP is the Fund's independent auditors.
Representatives of that firm are expected to be present at the Meeting and to have the opportunity to make a statement if they so desire. They are also expected to be available to respond to appropriate questions relating to the Proposal.


                     REPORT TO STOCKHOLDERS

    The Fund will furnish, upon request and without charge, each person to whom this Proxy Statement is delivered with a copy of the Fund's latest annual report to stockholders for the fiscal year ended October 31, 1999. To request a copy, please call

Alliance Fund Services, Inc. toll free at 1-800-277-4618 or contact Maria Brison at Alliance Capital Management L.P., 1345
Avenue of the Americas, New York, New York 10105.


                             By Order of the Board of Directors,


                             Edmund P. Bergan, Jr.
                             Secretary
March 22, 2000
New York, New York

                                                        EXHIBIT A


             ALLIANCE GLOBAL ENVIRONMENT FUND, INC.
               PLAN OF LIQUIDATION AND DISSOLUTION

This Plan of Liquidation and Dissolution (the "Plan") of Alliance Global Environment Fund, Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Maryland and an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the laws of the State of Maryland.

WHEREAS, on February 28, 2000, the Fund's Board of Directors (the
"Board") unanimously determined that it is advisable to dissolve the Fund; and

WHEREAS, the Board has considered and approved this Plan as the method of liquidating and dissolving the Fund and has directed that the dissolution of the Fund be submitted to the stockholders of the Fund (the "Stockholders") for their consideration;

NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1. Effective Date of Plan. The Plan shall be and become effective only upon the approval of dissolution of the Fund by vote of a majority of the outstanding voting shares of the Fund. The day of such approval by the Stockholders is hereinafter called the "Effective Date."

2. Cessation of Business. After the Effective Date, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Fund's liabilities as provided in
    Section 4 herein, and distributing its remaining assets to the Stockholders in accordance with this Plan.

3. Fixing of Interests and Closing of Books. The proportionate interests of Stockholders in the assets of the Fund shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date. On the Effective Date, the books of the Fund shall be closed, and no further shares of the Fund shall be issued, or, except pursuant to
    Section 5 below, redeemed.

4. Liquidation of Assets and Payment of Debts. As soon as is reasonable and practicable after the Effective Date, all portfolio securities of the Fund shall be converted to cash or cash equivalents. As soon as practicable after the Effective Date, the Fund shall pay, or make reasonable provision to pay in full all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the final Liquidating Distribution provided for in Section 5 below.


5. Liquidating Distributions. As soon as practicable after the Effective Date, the Fund shall mail to each Stockholder of record on the Effective Date one or more liquidating distributions equal in the aggregate to the Stockholder's proportionate interest in the net assets of the Fund attributable to the portfolio securities of the Fund that were converted to cash or cash equivalents prior to the date of distribution (individually each a "Liquidating Distribution"); and (b) appropriate information concerning the sources of each Liquidating Distribution. No deduction shall be made from any Liquidating Distributions of a contingent deferred sales charge. Upon the mailing of the final Liquidating Distribution, all outstanding shares of the Fund will be deemed redeemed and canceled.


6.  Expenses of the Liquidation and Dissolution of the Fund.
    Alliance Capital Management L.P. shall bear all of the expenses incurred in carrying out this Plan.

7. Deregistration as an Investment Company. Upon completion of the Liquidating Distribution, the Fund shall file with the Commission an application for an order declaring that the Fund has ceased to be an investment company.

8. Dissolution. As promptly as practicable, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund's charter.

9. Power of Directors. In addition to the power of the directors of the Fund under Maryland law, the Board, and subject to the discretion of the Board, the officers of the Fund, shall have authority to do or authorize any or all acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of Maryland law, the 1940 Act or the Securities Act of 1933, as amended.

    The Board shall have the authority to authorize such variations from, or amendments of, the provisions of the Plan (other than the terms governing Liquidating Distributions) as may be necessary or appropriate to effect the liquidation and dissolution of the Fund and the distribution of its net assets to Stockholders in accordance with the purposes to be accomplished by the Plan.




Accepted and agreed as
to Section 6:

Alliance Capital Management L.P.

By:   Alliance Capital Management Corporation,
      General Partner

By:   __________________________________

TABLE OF CONTENTS                                            Page

INTRODUCTION................................................    1
THE PROPOSAL................................................    2
    Background..............................................    2
    Considerations of the Board and Its Recommendation......    2
    Plan of Liquidation and Dissolution.....................    4
    Certain Federal Income Tax Consequences.................    4
OTHER MATTERS...............................................    5
SECURITY OWNERSHIP BY CERTAIN OWNERS........................    5
ADDITIONAL INFORMATION......................................    7
    Investment Adviser, Administrator and Principal
    Underwriter.............................................    7
    Auditors................................................    7
REPORT TO STOCKHOLDERS......................................    8
EXHIBIT A...................................................    8

ALLIANCE GLOBAL ENVIRONMENT FUND, INC.
_________________________________________________________________
[ALLIANCE CAPITAL LOGO]

ALLIANCE CAPITAL MANAGEMENT L.P.
_________________________________________________________________
NOTICE OF SPECIAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT
March 22, 2000


























00250070.BG3
                               20

PROXY         ALLIANCE GLOBAL ENVIRONMENT FUND, INC.        PROXY

         PROXY IN CONNECTION WITH THE SPECIAL MEETING OF
             STOCKHOLDERS TO BE HELD ON MAY 18, 2000

              THIS PROXY IS SOLICITED ON BEHALF OF
               THE BOARD OF DIRECTORS OF THE FUND

The undersigned stockholder of Alliance Global Environment Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints each of Christina Santiago and Maria Brison, or either of them, as proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Stockholders of the Fund to be held at 11:00 a.m., Eastern Time, on May 18, 2000 at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York, 10105, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned with all powers possessed by the undersigned if personally present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement.

                             VOTE VIA THE INTERNET:
                                  https://vote.proxy-direct.com
                             VOTE VIA THE TELEPHONE:
                                  1-800-597-7836
                             CONTROL NUMBER:

                             Note:  Please sign this proxy
                             exactly as your name(s) appear(s) on
                             the books of the Fund.  Joint owners
                             should each sign personally.
                             Trustees and other fiduciaries
                             should indicate the capacity in
                             which they sign, and where more than
                             one name appears, a majority must
                             sign.  If a corporation, this
                             signature should be that of an
                             authorized officer who should state
                             his or her title.

                             __________________________________
                             Signature of Stockholder

                             __________________________________
                             Signature of joint owner, if any

                                                         , 2000
                             __________________________________
                             Dated

If this proxy is properly executed, the votes entitled to be cast by the undersigned will be cast in the manner directed below. If no direction is made as regards the Proposal or other matters, such votes entitled to be cast by the undersigned will be cast "FOR" the Proposal and "FOR" any postponement or adjournment of the Special Meeting with respect to the Proposal in the event that sufficient votes in favor of the Proposal are not timely received, and in the discretion of the proxy holder(s) on any other matter that may properly come before the Special Meeting or any postponement or adjournment thereof. Please refer to the Proxy Statement for a discussion of the Proposal.

                        PLEASE MARK VOTES AS IN THIS EXAMPLE: /X/

                                     FOR       AGAINST   ABSTAIN

1.  Approval of the liquidation      /  /       /  /        /  /
    and dissolution of the Fund.

    Your Board of Directors recommends a vote "FOR" this Proposal.

2. In the discretion of the Proxy holder(s), to vote and otherwise represent the undersigned upon any matter that may properly come before the Special Meeting or postponement or adjournment thereof.


           Please Vote, Sign, and Date this Proxy and
          Return it Promptly in the Enclosed Envelope.






















00250070.BG3